Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

May 5, 2015

Rome-Milan Holdings, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Rome-Milan Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-202643) (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offering by the Company of up to 270,149,742 shares of common stock (the “Shares”), par value $0.01 per share, of the Company, to be issued pursuant to a Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 and amended as of May 5, 2015 (the “Business Combination Agreement”), by and among the Company, Rock-Tenn Company, a Georgia corporation (“RockTenn”), MeadWestvaco Corporation, a Delaware corporation (“MWV”), Rome Merger Sub, Inc., a Georgia corporation, and Milan Merger Sub, LLC, a Delaware limited liability company, which Business Combination Agreement is described in the Registration Statement and included as Annex A to the joint proxy statement/prospectus forming a part thereof.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the form of Amended and Restated Certificate of Incorporation of the Company, which will be in effect at the effective time of the combination; (b) the form of Amended and Restated Bylaws of the Company, which will be in effect at the effective time of the combination; (c) resolutions adopted by the Board of Directors of the Company on March 6, 2015; (d) various corporate records and proceedings relating to the organization of the Company and the issuance by the Company of the Shares; (e) the Registration Statement; and (f) the Business Combination Agreement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.

Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws, we are of opinion that the Shares, upon issuance and delivery thereof to former holders of class A common stock of RockTenn and common stock of MWV in the manner contemplated by the Business Combination Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the joint proxy statement/prospectus constituting a part of the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Rome-Milan Holdings, Inc.

504 Thrasher Street

Norcross, GA 30071

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